EXHIBIT 1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS AS OF AND FOR THE PERIODS ENDING DECEMBER 31, 2007 AND 2006, REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE PERIODS ENDING DECEMBER 31, 2007 AND 2006:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to the Financial Statements	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation, and Participants of the PG&E Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan (the “Plan”) as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the PG&E Corporation Retirement Savings Plan as of December 31, 2007 and 2006, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California
June 26, 2008

1

 PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2007	2006
ASSETS

Investment in Master Trust, at fair value	$2,373,511	$2,360,268
LIABILITIES	-	-

Net assets reflecting all investments at fair value	2,373,511	2,360,268

Adjustment from fair value to contract value for fully
benefit-responsive investment contracts (Note 2)	1,406	6,459
NET ASSETS AVAILABLE FOR BENEFITS	$2,374,917	$2,366,727

See accompanying Notes to the Financial Statements.

2

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2007	2006
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$114,573	$329,284

Contributions:
Employer	24,675	23,879
Participant	74,947	70,263
Total contributions	99,622	94,142
Total additions	214,195	423,426

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	176,518	159,076
Administrative expenses	211	196
Total deductions	176,729	159,272

NET INCREASE BEFORE ASSET TRANSFERS	37,466	264,154

Asset transfers, net	(29,276)	(1,278)

NET INCREASE	8,190	262,876

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,366,727	2,103,851

End of year	$2,374,917	$2,366,727

See accompanying Notes to the Financial Statements.

3

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1:  DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan (“RSP”).  The RSP Plan document (“Plan Document”) provides a more complete description of the RSP’s provisions.

General - The RSP is a defined contribution plan covering nonunion employees of PG&E Corporation and all companies owned by PG&E Corporation (collectively, PG&E Corporation Group), as designated by the Employee Benefit Committee (“EBC”).  The RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans.  The EBC provides corporate governance and administrative oversight of the RSP.  The EBC retains Fidelity Management Trust Company as the Trustee of the RSP (“Trustee”).

The RSP participates with the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP”), in the PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”), which holds the investment assets of both plans.  The accompanying financial statements present the assets and liabilities of the RSP only.

Eligibility - Nonunion employees of the PG&E Corporation Group are eligible to participate in the RSP.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document (“Covered Compensation”).  Participating employees’ Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code (the “Code”) to $225,000 for the 2007 plan year and $220,000 for the 2006 plan year.  These elective contributions can be on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the RSP.  Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $15,500 for the 2007 plan year and $15,000 for the 2006 plan year.  All RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant's Covered Compensation or $45,000 for the 2007 plan year and $44,000 for the 2006 plan year.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $5,000 for the 2007 and 2006 plan years.

There are two types of employer contributions under the RSP - matching employer contributions and basic employer contributions:

Participants who are not accruing service under a defined benefit retirement plan receive a “basic employer contribution” of 5 percent of Covered Compensation plus, after one year of service, a matching employer contribution of 100 percent of their elective employee contributions up to 5 percent of Covered Compensation.

Participants who are accruing service under a defined benefit retirement plan do not receive a basic employer contribution.  Such participants receive “matching employer contributions” of 75 percent of their elective employee contributions up to 3 percent of Covered Compensation for employees with one to three years of service and up to 6 percent of Covered Compensation for employees with three or more years of service.

Effective April 1, 2007, the PG&E Corporation Group discontinued the basic employer contribution when all impacted participants began accruing service under the Pacific Gas and Electric Company defined benefit retirement plan.  Matching employer contributions under the RSP for impacted participants are now based on years of service beginning on their PG&E Corporation Group hire date.

Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with the participant’s employee elective contributions, employer contributions, and an allocation of the net investment income and certain investment management fees of the Master Trust.  Allocations of net investment income and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the RSP's investment fund managers and the selection of the range of investment options.  Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations.  Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time.  Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account.  The RSP also offers participants a broad array of approximately 200 mutual fund options that represent a variety of investment management styles and categories from more than 30 investment companies.

The RSP also contains an Employee Stock Ownership Plan.  This enables the RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants.  Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance.  Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years.  The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested.  The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term.  Principal and interest are paid primarily through payroll deductions and are returned to the participant's account.  Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance.  The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later.  Participants may also elect to roll all or a portion of their account balances into another qualified plan or account.  Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance.  Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA.  In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump-sum payment except as provided in the Plan Document.  Participants must begin taking minimum distributions from the RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee.  Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - Certain costs of administering the RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group.  Investment management fees are paid by participants and reduce the investment return reported.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised.  The Trustee is not permitted to vote any share for which a participant has not given instructions.  However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination - The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA.  In the event the RSP is terminated, participants will receive full payment of the balance in their accounts.  No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

4

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

New accounting pronouncement – In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 also establishes a framework for measuring fair value and provides for expanded disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Plan’s management is currently evaluating the impact of SFAS No. 157.

Fully Benefit-Responsive Investments – In 2006, the RSP adopted Financial Accounting Standards Board Staff Position AAG INV-1 and SOP 94-4-1, which amends SOP 94-4, “Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined Contribution Health and Welfare and Pension Plans” (“FSP”).  The FSP states that defined contribution plans should report all investments at fair value.  However, the FSP requires that fully benefit-responsive investment contracts that meet certain criteria be valued at contract value.  Contract value represents the amount participants in the fund would receive if they were to initiate transactions permitted under the terms of the underlying defined contribution plan.  The RSP’s Statement of Net Assets Available for Benefits presents the fully benefit-responsive investment contracts at fair value and an adjustment to reflect the contract value.

The investments in the Master Trust have been analyzed to determine if they meet the specified criteria included in the FSP to be considered fully benefit-responsive.  The RSP Stable Value Fund (the “Fund”) was determined to meet the criteria (see Note 4 below).

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies.  Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP's investments (except for the Fund and Participant Loans) are stated at fair value based on published market quotations.  Fair value for participating units is determined by quoted prices in active markets on the last business day of the plan year.  The RSP values investments in the Fund at contract value after the adjustment from fair market value.  Participant loans are recorded at their outstanding balances, which approximate fair value.

Certain RSP investment funds are composed of portfolios of stock and bond funds.  The portfolios are rebalanced daily based on the funds’ desired investment strategies.  The RSP's investments essentially matched their target mixes as of December 31, 2007 and 2006.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the participant's account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.  Net appreciation or depreciation in the fair value of the RSP’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis.  Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the Master Trust.  This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives.  It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines.  As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily.  As of and during the years ended December 31, 2007 and 2006, the RSP and the Master Trust held no investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.  There were no amounts allocated to the accounts of the participants who had elected to withdraw from the RSP but had not been paid at December 31, 2007 and 2006, respectively.

NOTE 3:  INVESTMENTS

The RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds.  These RSP investment funds consist of various underlying investments.

The RSP utilizes various investment instruments, including mutual funds and common stock.  Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility.  Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

The total Master Trust investments by major category and the RSP's total share of these investments are as follows:

(in thousands)	As of December 31,
	2007	2006
Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$67,763	$61,679
RSP Moderate Asset Allocation Fund	179,826	172,421
RSP Aggressive Asset Allocation Fund	107,029	103,852
Core Funds
PG&E Corporation Stock Fund	1,203,651	1,422,940
RSP Large Company Stock Index Fund	896,038	921,392
RSP Small Company Stock Index Fund	196,805	210,322
RSP International Stock Index Fund	129,570	108,019
RSP Bond Index Fund	106,678	93,783
RSP Stable Value Fund	845,704	813,306
Mutual Fund Window	1,076,203	884,836
Investments at Fair Value	4,809,267	4,792,550
Participant Loans (6,920 and 6,064 loans outstanding in 2007 and 2006, respectively, and interest rates ranging from 5.0% to 10.5% in both years)	59,007	53,816
Adjustment from fair value to contract value for fully benefit−responsive investment contracts	3,073	14,621
Total Master Trust Investments	$4,871,347	$4,860,987
Investments:
RSP	$2,374,917	$2,366,727
Union RSP	2,496,430	2,494,260
Total All Plans	$4,871,347	$4,860,987

The net investment income of the Master Trust by major category and the RSP's total share of this net investment income are as follows:

(in thousands)	Year ended December 31,
	2007	2006
Net appreciation (depreciation) in fair value of investments:
Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$4,273	$5,054
RSP Moderate Asset Allocation Fund	11,678	19,256
RSP Aggressive Asset Allocation Fund	6,985	13,628
Core Funds
PG&E Corporation Stock Fund	(104,723)	314,237
RSP Large Company Stock Index Fund	50,006	129,367
RSP Small Company Stock Index Fund	10,334	28,860
RSP International Stock Index Fund	12,134	20,168
RSP Bond Index Fund	6,571	3,881
Mutual Fund Window	37,784	48,846
Net Appreciation in Fair Value of Investments	35,042	583,297

Net Appreciation in Contract Value of – RSP Stable Value Fund	26,030	35,880
Dividends	116,452	89,842
Other investment income	4,047	3,254
Total Master Trust Investment Income	$181,571	$712,273
Investment Income:
RSP	$114,573	$329,284
Union RSP	66,998	382,989
Total	$181,571	$712,273

NOTE 4: RSP STABLE VALUE FUND

The Master Trust holds investments in the Fund.  The key objectives of the Fund are to provide preservation of principal, earn a reasonable interest crediting rate and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives the Fund invests primarily in synthetic guaranteed investment contracts (“synthetic GICs”).  Under the synthetic GICs structure the Fund purchases wrapper contracts (“contracts”) primarily from insurance companies or other financial services institutions.  The underlying investments in the contracts are owned by the Fund and held in trust for the plan participants.  The realized and unrealized gains and losses on the underlying investments are amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Fund for the underlying investments.

The future interest crediting rates for the contracts are affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments and the duration of the underlying investments.  The issuer of the contracts provides assurance that adjustments to the interest crediting rate do not result in a future interest crediting rate that is less than zero, which would result in a loss of principal or accrued interest.

The interest crediting rate is the guaranteed rate of return and is reset on a quarterly basis.  The gains and losses in the market value of the underlying investments relative to the contracts’ value are presented in the RSP’s Statement of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.”  The contracts provide for a minimum interest crediting rate of zero percent.

The average yield of the synthetic GICs in the Master Trust based on earnings was approximately 5.50% and 5.14% at December 31, 2007 and 2006, respectively.  The average yield of the synthetic GICs in the Master Trust based on interest rates credited to participants was approximately 4.73% and 4.89% at December 31, 2007 and 2006, respectively.

The events that would require the contracts to be withdrawn at fair value rather than contract value include termination of the RSP, a material adverse change to the provisions of the RSP, if the investment manager or participant elects to withdraw from a contract in order to replace the Fund with a different investment option, or if the terms of a successor plan (in the event of the spin-off or sale of a division) do not meet the contract issuer’s underwriting criteria for issuance of an identical contract.  The events described above, that could result in the payment of benefits at market value rather than contract value, are not probable of occurring in the foreseeable future.

Events that would permit the issuer to terminate a contract upon short notice include the RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the RSP.  If one of these events was to occur, the contract issuer could terminate at the market value of the underlying investments.

5

The RSP Stable Value Fund is comprised of the following contracts and underlying investments as of December 31, 2007:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund		$70,807
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,052	$-	$512
ING Life & Annuity 60110 Contract
Target 2 Fund		70,806
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,051	-	513
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Monumental MDA00819TR Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
State Street Bank 103094 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
UBS AG 5183 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Short-term Investments	AAA/Aaa	35,281	-	-
TOTAL		$845,704	$-	$3,073

RSP		$387,014	$-	$1,406
Union RSP		458,690	-	1,667
Total All Plans		$845,704	$-	$3,073

6

The RSP Stable Value Fund is comprised of the following contracts and underlying investments as of December 31, 2006:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 01-150 Contract
Cash on Hand		$52
USTN 4.75 11-08		9,044
FH 1B0068		275
FH 1B0070		62
FHR 1564 H		530
Total	/Aa1	9,963	$-	$(210)
Bank of America – 04-022 Contract
IGT INVESCO Multi-Mgr A or Better Core Fund		126,605
Total	/Aa1	126,605	-	3,297
ING Life & Annuity Contract
IGT INVESCO Short-term Bond Fund		102,744
Total	AA/Aa3	102,744	-	1,528
IXIS Financial Contract
IGT AAA Asset-backed Securities Fund		166,878
Total	AAA/Aaa	166,878	-	524
Monumental Contract
IGT INVESCO Short-term Bond Fund		103,316
Total	AA/Aa3	103,316	-	1,409
State Street Bank Contract
IGT INVESCO Multi-Mgr A or Better Intermediate G/C Fund		147,791
Total	AA/Aa2	147,791	-	4,045
UBS AG Contract
IGT INVESCO Multi-MGR or Better Intermediate G/C Fund		146,074
Total	AA+/Aa2	146,074	-	4,028
Short-term Investments	NR/NR	9,935	-	-
TOTAL		$813,306	$-	$14,621

RSP		$359,297	$-	$6,459
Union RSP		454,009	-	8,162
Total All Plans		$813,306	$-	$14,621

NOTE 5:  RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions comprised the following investments:

(in thousands)	Year ended December 31,
	2007	2006

PG&E Corporation Stock Fund	$445,431	$534,808
Fidelity managed funds	415,128	369,500

Total party-in-interest investments	$860,559	$904,308

NOTE 6:  FEDERAL INCOME TAX STATUS

The Internal Revenue Service (“IRS”) has ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 401(k) of the Code.  Accordingly, no provision for federal income taxes has been recorded in the RSP’s financial statements.  Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the RSP.

PG&E Corporation received a favorable tax determination letter from the IRS on March 3, 2003.  Accordingly, PG&E Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 7: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

(in thousands)	Year ended December 31,
	2007	2006
Statement of Net Assets Available for Benefits:
Net Assets Available for Benefits per the financial statements	$2,374,917	$2,366,727
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(1,406)	(6,459)

Net assets available for benefits per the Form 5500, at fair value	$2,373,511	$2,360,268

Statement of Changes in Net Assets Available for Benefits:
Increase in net assets per the financial statements	$8,190
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	5,053

Increase in net assets per the Form 5500	$13,243

7

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS AS OF AND FOR THE PERIODS ENDING DECEMBER 31, 2007 AND 2006, AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS AS OF AND FOR THE PERIODS ENDING DECEMBER 31, 2007 AND 2006:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to the Financial Statements	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation, and Participants of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the “Plan”) as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees as of December 31, 2007 and 2006, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California
June 26, 2008

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2007	2006
ASSETS

Investment in Master Trust, at fair value	$2,494,763	$2,486,098

LIABILITIES	-	-

Net assets reflecting all investments at fair value	2,494,763	2,486,098

Adjustment from fair value to contract value for fully
benefit-responsive investment contracts (Note 2)	1,667	8,162

NET ASSETS AVAILABLE FOR BENEFITS	$2,496,430	$2,494,260

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2007	2006
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$66,998	$382,989

Contributions:
Employer	21,926	20,811
Participant	98,940	92,077
Total contributions	120,866	112,888
Total additions	187,864	495,877

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	214,657	182,053
Administrative expenses	313	226
Total deductions	214,970	182,279

NET INCREASE (DECREASE) BEFORE ASSET TRANSFERS	(27,106)	313,598

Asset transfers, net	29,276	1,292

NET INCREASE	2,170	314,890

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,494,260	2,179,370

End of year	$2,496,430	$2,494,260

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1:  DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP”).  The Union RSP Plan document (“Plan Document”) provides a more complete description of the Union RSP's provisions.

General - The Union RSP is a defined contribution plan covering union employees of PG&E Corporation and all companies owned by PG&E Corporation (collectively, PG&E Corporation Group), as designated by the Employee Benefit Committee (“EBC”).  Pacific Gas and Electric Company had participants in this plan during 2007 and 2006.  The Union RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans.  The EBC provides corporate governance and administrative oversight of the Union RSP.  The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP (“Trustee”).

The Union RSP participates with the PG&E Corporation Retirement Savings Plan (“RSP”), in the PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”), which holds the investment assets of both plans.  The accompanying financial statements present the assets and liabilities of the Union RSP only.

Eligibility - All union employees of the PG&E Corporation Group are eligible to participate in the Union RSP.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document (“Covered Compensation”).  Participating employees’ Covered Compensation for purposes of the Union RSP is limited by the Internal Revenue Code (the “Code”), to $225,000 for the 2007 plan year and $220,000 for the 2006 plan year.  These elective contributions can be on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Union RSP.  Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the Union RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $15,500 for the 2007 plan year and $15,000 for the 2006 plan year.  All Union RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant's Covered Compensation or $45,000 for the 2007 plan year and $44,000 for the 2006 plan year.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $5,000 for the 2007 and 2006 plan years.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP.  Effective October 1, 2003, matching employer contributions for participants are made in the following percentages according to years of service:

Length of Service	Matching Employer Contribution

Less than 1 year of service	No employer match.

1 year or more but less than 3 years of service	50 percent of the participant's pre-tax and/or after-tax contributions up to 3 percent of the eligible employee's Covered Compensation.

3 years of service or more	50 percent of the participant's pre-tax and/or after-tax contributions up to 6 percent of the eligible employee's Covered Compensation.

Participant Accounts - Individual accounts are maintained for each participant in the Union RSP and each account is credited with the participant's employee elective contributions, employer contributions, and an allocation of the net investment income and certain investment management fees of the Master Trust.  Allocations of net investment income and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the Union RSP's investment fund managers and the selection of the range of investment options.  Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations.  Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time.  Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account.  The Union RSP also offers participants a broad array of approximately 200 mutual fund options that represent a variety of investment management styles and categories from more than 30 investment companies.

The Union RSP also contains an Employee Stock Ownership Plan.  This enables the Union RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants.  Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance.  Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years.  The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested.  The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term.  Principal and interest are paid primarily through payroll deductions and are returned to the participant's account.  Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance.  The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later.  Participants may also elect to roll all or a portion of their account balances into another qualified plan or account.  Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance.  Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance to another qualified plan or IRA.  In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump-sum payment except as provided in the Plan Document.  Participants must begin taking minimum distributions from the Union RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee.  Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - Certain costs of administering the Union RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group.  Investment management fees are paid by participants and reduce the investment return reported.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised.  The Trustee is not permitted to vote any share for which a participant has not given instructions.  However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination - The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA.  In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts.  No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

New accounting pronouncement – In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 also establishes a framework for measuring fair value and provides for expanded disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Plan’s management is currently evaluating the impact of SFAS No. 157.

Fully Benefit-Responsive Investments – In 2006, the Union RSP adopted Financial Accounting Standards Board Staff Position AAG INV-1 and SOP 94-4-1, which amends SOP 94-4, “Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined Contribution Health and Welfare and Pension Plans” (“FSP”).  The FSP states that defined contribution plans should report all investments at fair value.  However, the FSP requires that fully benefit-responsive investment contracts that meet certain criteria be valued at contract value.  Contract value represents the amount participants in the fund would receive if they were to initiate transactions permitted under the terms of the underlying defined contribution plan.  The Union RSP’s Statement of Net Assets Available for Benefits presents the fully-benefit responsive investment contracts at fair value and an adjustment to reflect the contract value.

The investments in the Master Trust have been analyzed to determine if they meet the specified criteria included in the FSP to be considered fully benefit-responsive.  The RSP Stable Value Fund (the “Fund”) was determined to meet the criteria (see Note 4 below).

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies.  Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP's investments (except for the Fund and Participant Loans) are stated at fair value based on published market quotations.  Fair value for participating units is determined by quoted prices in active markets on the last business day of the plan year.  The Union RSP values investments in the Fund at contract value after the adjustment from fair market value.  Participant loans are recorded at their outstanding balances, which approximate fair value.

Certain Union RSP investment funds are composed of portfolios of stock and bond funds.  The portfolios are rebalanced daily based on the funds’ desired investment strategies.  The Union RSP's investments essentially matched their target mixes as of December 31, 2007 and 2006.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the participant's account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.  Net appreciation or depreciation in the fair value of the Union RSP's investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis.  Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the Master Trust.  This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives.  It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines.  As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily.  As of and during the years ended December 31, 2007 and 2006, the Union RSP and the Master Trust held no investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.  There were no amounts allocated to the accounts of the participants who had elected to withdraw from the Union RSP but had not been paid at December 31, 2007 and 2006, respectively.

NOTE 3:  INVESTMENTS

The Union RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds.  These Union RSP investment funds consist of various underlying investments.

The Union RSP utilizes various investment instruments, including mutual funds and common stock.  Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility.  Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

The total Master Trust investments by major category and the Union RSP's total share of these investments are as follows:

(in thousands)	As of December 31,
	2007	2006
Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$67,763	$61,679
RSP Moderate Asset Allocation Fund	179,826	172,421
RSP Aggressive Asset Allocation Fund	107,029	103,852
Core Funds
PG&E Corporation Stock Fund	1,203,651	1,422,940
RSP Large Company Stock Index Fund	896,038	921,392
RSP Small Company Stock Index Fund	196,805	210,322
RSP International Stock Index Fund	129,570	108,019
RSP Bond Index Fund	106,678	93,783
RSP Stable Value Fund	845,704	813,306
Mutual Fund Window	1,076,203	884,836
Investments at Fair Value	4,809,267	4,792,550
Participant Loans (6,920 and 6,064 loans outstanding in 2007 and 2006, respectively, and interest rates ranging from 5.0% to 10.5% in both years)	59,007	53,816
Adjustment from fair value to contract value for fully benefit−responsive investment contracts	3,073	14,621
Total Master Trust Investments	$4,871,347	$4,860,987
Investments:
Union RSP	$2,496,430	$2,494,260
RSP	2,374,917	2,366,727
Total All Plans	$4,871,347	$4,860,987

The net investment income of the Master Trust by major category and the Union RSP's total share of this net investment income are as follows:

(in thousands)	Year ended December 31,
	2007	2006
Net appreciation (depreciation) in fair value of investments:
Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$4,273	$5,054
RSP Moderate Asset Allocation Fund	11,678	19,256
RSP Aggressive Asset Allocation Fund	6,985	13,628
Core Funds
PG&E Corporation Stock Fund	(104,723)	314,237
RSP Large Company Stock Index Fund	50,006	129,367
RSP Small Company Stock Index Fund	10,334	28,860
RSP International Stock Index Fund	12,134	20,168
RSP Bond Index Fund	6,571	3,881
Mutual Fund Window	37,784	48,846
Net Appreciation in Fair Value of Investments	35,042	583,297

Net Appreciation in Contract Value of – RSP Stable Value Fund	26,030	35,880
Dividends	116,452	89,842
Other investment income	4,047	3,254
Total Master Trust Investment Income	$181,571	$712,273
Investment Income:
Union RSP	$66,998	$382,989
RSP	114,573	329,284
Total	$181,571	$712,273

NOTE 4: RSP STABLE VALUE FUND

The Master Trust holds investments in the Fund.  The key objectives of the Fund are to provide preservation of principal, earn a reasonable interest crediting rate and provide daily liquidity at contract value for participant withdrawals and transfers in accordance with the provisions of the Plan.

To accomplish these objectives the Fund invests primarily in synthetic guaranteed investment contracts (“synthetic GICs”).  Under the synthetic GICs structure the Fund purchases wrapper contracts (“contracts”) primarily from insurance companies or other financial services institutions.  The underlying investments in the contracts are owned by the Fund and held in trust for the plan participants.  The realized and unrealized gains and losses on the underlying investments are amortized over the investments’ terms by adjustments to the future interest crediting rate, which is the rate earned by participants in the Fund for the underlying investments.

The future interest crediting rates for the contracts are affected by the level of market interest rates, the amount and timing of participant contributions, transfers and withdrawals, investment returns generated by the underlying investments and the duration of the underlying investments.  The issuer of the contracts provides assurance that adjustments to the interest crediting rate do not result in a future interest crediting rate that is less than zero, which would result in a loss of principal or accrued interest.

The interest crediting rate is the guaranteed rate of return and is reset on a quarterly basis.  The gains and losses in the market value of the underlying investments relative to the contracts’ value are presented in the Union RSP’s Statement of Net Assets Available for Benefits as the “Adjustment from fair value to contract value for fully benefit-responsive investment contracts.”  The contracts provide for a minimum interest crediting rate of zero percent.

The average yield of the synthetic GICs in the Master Trust based on earnings was approximately 5.50% and 5.14% at December 31, 2007 and 2006, respectively.  The average yield of the synthetic GICs in the Master Trust based on interest rates credited to participants was approximately 4.73% and 4.89% at December 31, 2007 and 2006, respectively.

The events that would require the contracts to be withdrawn at fair value rather than contract value include termination of the Union RSP, a material adverse change to the provisions of the Union RSP, if the investment manager or participant elects to withdraw from a contract in order to replace the Fund with a different investment option, or if the terms of a successor plan (in the event of the spin-off or sale of a division) do not meet the contract issuer’s underwriting criteria for issuance of an identical contract.  The events described above, that could result in the payment of benefits at market value rather than contract value, are not probable of occurring in the foreseeable future.

Events that would permit the issuer to terminate a contract upon short notice include the Union RSP’s loss of its qualified status, unresolved material breaches of responsibilities, or material adverse changes to the provisions of the Union RSP.  If one of these events was to occur, the contract issuer could terminate at the market value of the underlying investments.

The RSP Stable Value Fund is comprised of the following contracts and underlying investments as of December 31, 2007:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 04-022 Contract
Target 2 Fund		$70,807
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,052	$-	$512
ING Life & Annuity 60110 Contract
Target 2 Fund		70,806
Target 5 Fund		21,925
Intermediate Core Fund		42,320
Total	AAA/Aaa	135,051	-	513
NATIXIS Financial Products – CDC 1149-02 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Monumental MDA00819TR Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
State Street Bank 103094 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
UBS AG 5183 Contract
Target 2 Fund		70,821
Target 5 Fund		21,930
Intermediate Core Fund		42,329
Total	AAA/Aaa	135,080	-	512
Short-term Investments	AAA/Aaa	35,281	-	-
TOTAL		$845,704	$-	$3,073

Union RSP		$458,690	$-	$1,667
RSP		387,014	-	1,406
Total All Plans		$845,704	$-	$3,073

The RSP Stable Value Fund is comprised of the following contracts and underlying investments as of December 31, 2006:

(in thousands)	Major Credit Ratings	Investments at Fair Value	Wrap Contracts at Fair Value	Adjustment to Contract Value

Bank of America – 01-150 Contract
Cash on Hand		$52
USTN 4.75 11-08		9,044
FH 1B0068		275
FH 1B0070		62
FHR 1564 H		530
Total	/Aa1	9,963	$-	$(210)
Bank of America – 04-022 Contract
IGT INVESCO Multi-Mgr A or Better Core Fund		126,605
Total	/Aa1	126,605	-	3,297
ING Life & Annuity Contract
IGT INVESCO Short-term Bond Fund		102,744
Total	AA/Aa3	102,744	-	1,528
IXIS Financial Contract
IGT AAA Asset-backed Securities Fund		166,878
Total	AAA/Aaa	166,878	-	524
Monumental Contract
IGT INVESCO Short-term Bond Fund		103,316
Total	AA/Aa3	103,316	-	1,409
State Street Bank Contract
IGT INVESCO Multi-Mgr A or Better Intermediate G/C Fund		147,791
Total	AA/Aa2	147,791	-	4,045
UBS AG Contract
IGT INVESCO Multi-MGR or Better Intermediate G/C Fund		146,074
Total	AA+/Aa2	146,074	-	4,028
Short-term Investments	NR/NR	9,935	-	-
TOTAL		$813,306	$-	$14,621

Union RSP		$454,009	$-	$8,162
RSP		359,297	-	6,459
Total All Plans		$813,306	$-	$14,621

NOTE 5: RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The Union RSP also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions comprised the following investments:

(in thousands)	Year ended December 31,
	2007	2006

PG&E Corporation Stock Fund	$758,220	$888,132
Fidelity managed funds	288,168	206,993

Total party-in-interest investments	$1,046,388	$1,095,125

NOTE 6: FEDERAL INCOME TAX STATUS

The Internal Revenue Service (“IRS”) has ruled that the Union RSP is a qualified tax-exempt plan under Section 401(a) and Section 401(k) of the Code.  Accordingly, no provision for federal income taxes has been recorded in the Union RSP's financial statements.  Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Union RSP.

PG&E Corporation received a favorable tax determination letter from the IRS on March 17, 2004.  Accordingly, PG&E Corporation believes that the Union RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 7: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

(in thousands)	Year ended December 31,
	2007	2006
Statement of Net Assets Available for Benefits:
Net Assets Available for Benefits per the financial statements	$2,496,430	$2,494,260
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	(1,667)	(8,162)

Net assets available for benefits per the Form 5500, at fair value	$2,494,763	$2,486,098

Statement of Changes in Net Assets Available for Benefits:
Increase in net assets per the financial statements	$2,170
Adjustment from contact value to fair value for fully benefit-responsive investment contracts	6,495

Increase in net assets per the Form 5500	$8,665